Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” and to the use of our reports dated April 28, 2014, in Amendment No. 2 to the Registration Statement (Form F-4 No. 333-199116) and related Prospectus of Amec Foster Wheeler plc dated December 19, 2014.

/s/ Ernst & Young LLP

Ernst & Young LLP

London, England

December 19, 2014